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                                                                    EXHIBIT 4.6

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                                 VERIO INC.


                                150,000 Units


                                consisting of


                                $150,000,000
                       13 1/2% Senior Notes due 2004



                                     and


                              Warrants to purchase
                 2,112,480 shares of the Company's Common Stock




                               PURCHASE AGREEMENT




Dated as of June 17, 1997



===============================================================================


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                                   VERIO INC.

                                  150,000 Units

                                  consisting of

                                  $150,000,000
                          13 1/2% Senior Notes due 2004

                                       and

                              Warrants to purchase
                 2,112,480 shares of the Company's Common Stock


                               PURCHASE AGREEMENT


                                                            New York, New York
                                                                 June 17, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
LAZARD FRERES & CO. LLC
    c/o Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
          North Tower
          World Financial Center
          New York, New York  10281-1305

Ladies and Gentlemen:

                  Verio Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Lazard Freres & Co. LLC ("Lazard," and together with Merrill Lynch, the "Initial Purchasers") with respect to the issue and sale by the Company (the "Offering") and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective numbers set forth in Schedule A of Units (the "Units") consisting of $150,000,000 aggregate principal amount of the Company's 13 1/2% Senior Notes due 2004 (the "Notes") and Warrants (the "Warrants") to purchase 2,112,480 shares of the Company's Common Stock, par value $.001 per share (the "Warrant Shares" and, together with the Warrants, the Notes and the Units, the "Secu-rities"), determined on a fully diluted basis as of the Closing Time (as defined herein).

                  The Notes are to be issued under an Indenture to be dated as of June 24, 1997 (the "Indenture") between the Company and First Trust National Association, as trustee (the "Trustee"). The holders of Notes, including the Initial Purchasers, will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of June 17, 1997, between the Company and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein either (i) a registration statement under the Act registering the Exchange Notes (as defined in the Registration Rights Agreement) to be offered in exchange for the Notes and to use its best efforts to cause such registration statement to be declared effective and (ii) under certain circumstances set forth therein, to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act") relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) by the Initial Purchasers pursuant to an exchange of the Notes for Private Exchange Notes, and to use its best efforts to cause such shelf registration statement to be declared effective.

                  The Company will issue the Warrants under a Warrant Agreement to be dated as of June 24, 1997 (the "Warrant Agreement") between the Company and First Trust National Association, as Warrant Agent (the "Warrant Agent"). The holders of Warrants, including the Initial Purchasers, will be entitled to the benefit of a Common Stock Registration Rights Agreement (the "Common Stock Registration Rights Agreement"), dated as of June 17, 1997, between the Company and the Initial Purchasers.

                  This agreement (this "Agreement" or the "Purchase Agreement"), the Securities, the Exchange Notes (as defined in the Registration Rights Agreement), the Private Exchange Notes (as defined in the Registration Rights Agreement), the Indenture, the Warrant Agreement, the Escrow Agreement (as defined below), the Common Stock Registration Rights Agreement and the Registration Rights Agreement are referred to collectively as the "Operative Documents."



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                  Capitalized terms used herein without definition have the
respective meanings specified in the Offering Memorandum referred to below.

                  Approximately $46.6 million of the net proceeds from the sale of the Units (the "Initial Escrow Amount"), representing funds that, together with the proceeds from the investment thereof, will be sufficient to pay the first five interest payments on the Notes, are to be placed in a collateral account and pledged to the Trustee, for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture) pursuant to the Escrow Agreement, dated as of June 24, 1997 (the "Escrow Agreement") among the Company, First Trust National Association, as Escrow Agent (the "Escrow Agent"), and the Trustee.

                  The Units will be offered and sold to the Initial Purchasers without registration under the Act, in reliance upon an exemption from the registration requirements of the Act. The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated May 27, 1997 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof, copies of a final offering memorandum dated June 17, 1997 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Units. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, together with any amendment or supplement to either such document), which have been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Units. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum in connection with the offer and resale of the Units by the Initial Purchasers.

                  The Company understands that the Initial Purchasers propose to make an offering of the Units only on the terms and in the manner set forth in the Offering Memorandum and Section 4 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as amended ("Rule 144A"), in transactions under Rule 144A, (ii)


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                                      -4-

to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Act ("Accredited Investors")) in private sales exempt from registration under the Act or (iii) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Act ("Regulation S"), pursuant to Rule 904 of Regulation S.

                   SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time (as defined in Section 3 hereof) that:

                   (i) As of their respective dates, none of the Offering Memorandum nor any amendment or supplement thereto, and at all times subsequent thereto up to and as of the Closing Time, as amended or supplemented to such time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished in writing by the Initial Purchasers to the Company expressly for use in the Offering Memorandum or any amendment or supplement thereto.

                  (ii) The Company has been advised that the Units (and, following separation of the Units, the Notes and the Warrants) have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                 (iii) None of the Company, nor any of its Affiliates (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

                  (iv) None of the Company nor any of its Affiliates (as defined in Rule 501(b) under the Act) or any person (other than the Initial Purchasers, as to whom the Company makes no representation) acting at the request of the Company has engaged, in connection with the offering of the


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                                      -5-

         Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, (B) in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Act, (C) in any manner involving a public offering within the meaning of Section 4(2) of the Act or (D) in any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state securities or "blue sky" laws.

                   (v) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete, and assuming compliance by the Initial Purchasers with their covenants in Section 4, and assuming that the representations and warranties contained in the Accredited Investor Letter of Representations (the "Accredited Investor Letter") (substantially in the form of Appendix A to the Offering Memorandum) completed by Accredited Investors or deemed to be made by non-U.S. persons and Qualified Institutional Buyers purchasing Units are true and correct as of the Closing Time, and assuming compliance by such Accredited Investors, as the case may be, with the agreements in the Accredited Investor Letters, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Units by the Initial Purchasers in accordance with, this Agreement to register the Units under the Act or to qualify any indenture in respect of the Units under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (vi) The subsidiaries of the Company listed on Schedule B hereto (also referred to herein as the "Subsidiaries") are the only subsidiaries of the Company that constitute "significant subsidiaries" within the meaning of Rule 1-02(w) of Regulation S-X under the Act. Each of the Company and the Subsidiaries has been duly organized or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority under such laws (a) to own, lease and operate their respective properties and to conduct their respective businesses as now conducted and as described in the Offering Memorandum and (b) to enter into, deliver, incur and perform their respective obligations under the Operative Docu-

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                                      -6-

         ments, except, in the case of the foregoing subclause (a) for authorizations, approvals, orders, leases, certificates and permits, the failure of which to possess could not reasonably be expected to have a Material Adverse Effect (as defined below); and are all duly qualified to do business as foreign corporations in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect (i) on the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole or (ii) on the ability of the Company to perform any of its obligations under the Operative Documents or to consummate any of the transactions contemplated hereby or thereby (a "Material Adverse Effect"). The Company has no ISP affiliates (other than the Subsidiaries) that would individually constitute a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Act, if any such ISP affiliate were a subsidiary of the Company.

                 (vii) The Units, the Exchange Notes and the Private Exchange Notes have been duly authorized by the Company, and the Company has all requisite corporate power and authority to execute, issue and deliver the Units, the Exchange Notes and the Private Exchange Notes and to incur and perform its obligations provided for therein.

                (viii) The Notes, when executed, authenticated and issued in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms thereof; and the Exchange Notes and the Private Exchange Notes, if any, when executed, authenticated, issued and delivered by the Company in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms thereof; subject, in the case of each of the foregoing, to (a) applicable bankruptcy, insolvency, reorganiza-


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                                      -7-

         tion, moratorium and similar laws affecting creditors' rights and remedies generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and
         (c) the discretion of the court before which any proceeding therefor may be brought (clauses (a), (b) and (c) being referred to herein as the "Enforceability Limitations") and except that the waiver of stay or extension laws contained in Section 5.15 of the Indenture may be unenforceable.

                  (ix) The Warrants and the Warrant Shares have been duly authorized by the Company, and the Company has all requisite corporate power and authority to execute, issue and deliver the Warrants and Warrant Shares and to incur and perform its obligations provided for therein. The Warrants, when executed by the Company and countersigned by the Warrant Agent, will be entitled to the benefits of the Warrant Agreement and will constitute valid and binding obligations of the Company enforceable in accordance with their terms subject only to the Enforceability Limitations. When issued in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

                   (x) This Agreement has been, and, as of the Closing Date, the Indenture, the Warrant Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement will have been, duly authorized, executed and delivered by the Company, and upon such execution by the Company (assuming the due authorization, execution and delivery by parties thereto other than the Company), as of the Closing Date, the Indenture, the Escrow Agreement, the Warrant Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof or thereof, subject only to the Enforceability Limitations.

                  (xi) At the time of deposit with the Escrow Agent of the Initial Escrow Amount (as such term is defined in the Escrow Agreement) no Lien (as such term is

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                                      -8-

         defined in the Indenture) exists upon such Collateral (as such term is defined in the Escrow Agreement) and no right or option to acquire the same exists in favor of any other person or entity, except for the pledge and security interest in favor of the Trustee for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture) to be created or provided for in the Escrow Agreement, which pledge and security interest shall constitute a first priority perfected pledge and security interest in and to all of the Collateral.

                 (xii) No consent, waiver, authorization, approval, license, qualification or order of, or filing or registration with, any court or governmental or regulatory agency or body, domestic or foreign, is required for the issue and sale of the Securities or the Exchange Notes or the Private Exchange Notes, if any, the performance by the Company of its obligations under the Operative Documents, or for the consummation of any of the transactions contemplated hereby or thereby, including, without limitation, the issuance and sale of the Securities hereunder, except, such as may be required (A) in connection with the registration under the Act of the Warrants or the Warrant Shares (including any filing with the NASD), (B) in connection with the registration under the Act of the Exchange Notes or the Private Exchange Notes, if any, under the Registration Rights Agreement (including any filing with the NASD), (C) in order to qualify the Indenture under the Trust Indenture Act or (D) by state securities or "blue sky" laws in connection with the offer and sale of the Securities or the registration thereof or of the Exchange Notes or the Private Exchange Notes pursuant to the Registration Rights Agreement.

                (xiii) The issuance, sale and delivery of the Securities, the Exchange Notes and the Private Exchange Notes, if any, the execution, delivery and performance by the Company of this Agreement, the Indenture, the Warrant Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby, thereby and in the Offering Memorandum and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Time, will not conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the

         Company or the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which any of the Company or the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject (collectively, "Contracts") (and the Company has no knowledge of any conflict, breach or violation of such terms or provisions or of any such default, in any such case, which has occurred or will so result) which would have a Material Adverse Effect, (B) the articles or by-laws (each, an "Organizational Document") of each of the Company and the Subsidiaries or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. Schedule C hereto lists each Contract with respect to which any conflict, breach or violation of the terms or provisions thereof or any default with respect thereto could have a Material Adverse Effect (each such Contract being referred to herein as a "Material Contract").

                 (xiv) The Securities, the Exchange Notes, the Private Exchange Notes, the Indenture, the Warrant Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement will each conform in all material respects to the descriptions thereof in the Offering Memorandum.

                  (xv) The audited consolidated financial statements included in the Offering Memorandum, including the notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the statement of operations, stockholders' deficit and cash flows of the Company and its consolidated subsidiaries for the periods have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Offering Memorandum. KPMG Peat Marwick LLP, which has examined certain of such financial statements as set forth in its report included in the Offering Memorandum, is an independent public accounting firm with respect to the Company and its Subsidiaries within the meaning of Regulation S-X under the Act. The pro forma financial information relating to the Company and its Subsidiaries and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial adjustments and have been properly computed on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                 (xvi) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise specifically stated therein, there has been no (A) material adverse change in the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) transaction entered into by any of the Company or the Subsidiaries, other than in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole or (C) dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                (xvii) The Company has the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the caption "Description of Capital Stock;" all of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document). Except as set forth in the Offering Memorandum under the caption "Business -- Verio Group Network," the Company does not own, directly or indirectly, any material amount of shares, or any other material amount of equity or long-term debt securities or have any material equity interest in any firm, partnership, joint venture or other entity. Except as set forth in the Offering Memorandum under the caption "Certain Transactions -- Stockholders Agreement," no holder of any securities of the Company is entitled to have such securities (other than the Securities, the Exchange Notes and the Private Exchange Notes, if any) registered under any registration statement contemplated by the Common Stock Registration Rights Agreement or the Registration Rights Agreement. All of the outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document).

               (xviii) None of the Company nor the Subsidiaries is (A) in violation of its respective Organizational Documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or the Subsidiaries or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body, other than, in the case of clause (B) or (C), such defaults or violations which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and any real property and buildings held under lease by the Company or the Subsidiaries are held by the Company or such Subsidiary, as the case may be, under valid, subsisting and enforceable leases with such exceptions which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                 (xix) Except as set forth in the Offering Memorandum, each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the

         Company nor the Subsidiaries has received any notice of infringement of or conflict with (nor knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property.

                  (xx) Each of the Company and the Subsidiaries has obtained all material consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations (collectively, the "Licenses") of and from, and has made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use its properties and assets and to conduct its businesses in the manner described in the Offering Memorandum. None of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or denial of any application for, any License which, if the subject of any unfavorable decision, ruling or finding, could, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License, except where such revocation or termination could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and the Licenses referred to above place no restrictions on the Company or any of the Subsidiaries that are not described in the Offering Memorandum, except where such restrictions could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                 (xxi) There is no legal action, suit, proceeding inquiry or investigation before or by any court or governmental body or agency, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties which would be required to be disclosed in a registration statement filed under the Act which could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                (xxii) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and no tax deficiency that has been asserted against any of the Company or the Subsidiaries.

               (xxiii) Except as described in the Offering Memorandum, including the financial statements and notes thereto included therein, each of the Company and the Subsidiaries has good and marketable title to all real and personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                (xxiv) None of the Company or any of the Subsidiaries is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                 (xxv) None of the Company nor any of the Subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, the Exchange Notes or the Private Exchange Notes.

                (xxvi) No strike, labor problem, dispute, slowdown, work stoppage or disturbance with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened which could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

               (xxvii) The Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

              (xxviii) Other than as disclosed in the Offering Memorandum, none of the Company nor any Subsidiary has any material profit sharing, deferred compensation, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities or to share in the profits of the Company or any Subsidiary.

                (xxix) The statistical and market-related data included in the Offering Memorandum are based on or derived from independent sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                 (xxx) The Company is, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company exceeds its respective liabilities (including without limitation, stated liabilities and identified contingent liabilities), (B) the present fair salable value of the assets of the Company will exceed its respective probable liabilities on its debts (including without limitation, stated liabilities and identified contingent liabilities), (C) the fair market value of the Company's total assets exceeds its total liabilities, including identified contingent liabilities, by an amount at least equal to the total par value of its common stock both immediately prior to and after the Offering, (D) the Company is and will be able to pay its debts (including without limitation, stated liabilities and identified contingent liabilities) as such debts mature and (E) the Company will not have unreasonably small capital with which to conduct its present and anticipated business.

                (xxxi) Except as described in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) to the Company's knowledge, each of the Company and the Subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) to the Company's knowledge, each of the Company and the Subsidiaries (i) has made all filings and provided all notices required under any applicable Environmental Law, and (ii) has, and is in compliance with, all Permits required under any applicable Environmental Laws, and (iii) each of them is in full force and effect,
         (C) to the Company's knowledge, there is no civil, criminal or administrative action, or, investigation, notice or demand letter or request for information pending or threatened against the Company or any of the Subsidiar-ies under any Environmental Law, and (D) to the Company's knowledge, no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations relating to the protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of "hazardous substances," as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               (xxxii) Except as described in the Offering Memorandum, none of the Company nor any of the Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such Subsidiary is or has ever been a participant, which, individually in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have or a result in a Material Adverse Effect.

                   (b) Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                  SECTION 2. Purchase and Sale of the Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at a purchase price of $965 per Unit to be resold as provided in Section 4(iii) of this Agreement and $985 per Unit to be resold to

Brooks Fiber Properties, Inc., the number of Units set forth in Schedule A attached hereto opposite the name of such Initial Purchaser.

                  SECTION 3. Delivery and Payment. Delivery of the Units, Notes and Warrants and payment for the Units shall be made at 9:00 A.M., New York City time, on June 24, 1997, or such later date and time not more than two (2) business days thereafter as the Initial Purchasers and the Company shall agree (such date and time of delivery and payment for the Units, Notes and Warrants being herein called the "Closing Time"). Delivery of the Units, Notes and Warrants shall be made to the Initial Purchasers for the respective accounts of the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds in accordance with the Escrow Agreement, as to the Initial Escrow Amount, and otherwise to the order of the Company or as the Company may direct. Delivery of the Units, Notes and the Warrants shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 or at such location as the Initial Purchasers shall reasonably designate at least two business days in advance of the Closing Time. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. Certificates for the Units, Notes and Warrants shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two (2) full business days in advance of the Closing Time.

                  The Company agrees to have the Units, Notes and Warrants available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 10:00 A.M. on the business day prior to the Closing Time.

                  SECTION 4. Resale of the Securities. The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Initial Purchaser hereby represents and warrants (as to itself only) to, and agrees with, the Company that (i) it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (a) a Qualified Institutional Buyer and is aware that the sale to it is being made in reliance on

Rule 144A under the Act, (b) an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act (an "Accredited Investor"), or (c) a person other than a U.S. person (a "foreign purchaser"), which term shall include dealers or other professional fiduciaries in the U.S. acting on a discretionary basis for foreign beneficial owners in offshore transactions meeting the requirements of Rule 903 of Regulation S under the Act; (ii) it acknowledges that the Securities have not been registered under the Act and that none of the Securities may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below; (iii) it shall not resell or otherwise transfer any of such Securities prior to (a) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Act or any successor provision thereunder) after the later of the date of original issuance of the Securities and (b) such later date, if any, as may be required by applicable laws except (A) to the Company or its Subsidiaries, (B) inside the United States to (1) an Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee), (2) a Qualified Institutional Buyer or (3) Brooks Fiber Properties, Inc., (C) outside the United States to foreign purchasers in offshore transactions meeting the requirements of Rule 904 of Regulation S, (D) pursuant to the exemption from registration provided by Rule 144 under the Act (if available), (E) pursuant to an effective registration statement under the Act or (F) pursuant to another available exemption from the registration requirements of the Act; (iv) it agrees that it will give to each person to whom it transfers the Securities notice of any restrictions on transfer of such Securities; (v) it understands that all of the Securities will bear a legend substantially similar to that set forth in the Offering Memorandum under the caption "Notice to Investors", unless otherwise agreed by the Company and the Trustee; (vi) it acknowledges that the Trustee will not be required to accept for registration of transfer any Securities acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with; and (vii) it acknowledges that the Company, the Trustee, and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Securities are no longer accurate, it shall promptly notify the Company and the Trustee. If it is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it rep-resents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account.

                    SECTION 5. Covenants of the Company. The Company covenants with the Initial Purchasers as follows:

                    (a) The Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendments or supplements thereto as the Initial Purchasers and their counsel may reasonably request.

                    (b) The Company will not at any time make any amendment or supplement to the Preliminary Offering Memorandum or the Final Offering Memorandum without the prior written consent of the Initial Purchasers.

                    (c) The Company will immediately notify each Initial Purchaser and confirm such notice in writing of (x) any filing made by the Company relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its Subsidiaries that (i) make any statement in the Offering Memorandum false or misleading in any material respect or (ii) are not disclosed in the Offering Memorandum. In such event or if at any time prior to completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not its affiliates (as determined by the Initial Purchasers) any other event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if in the opinion of the Initial Purchasers or counsel to the Initial Purchasers, such amendment or supplement is neces-sary to comply with applicable law, the Company will, subject to paragraph (b) of this Section 5, promptly prepare, at its own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance agreed upon by the Initial Purchasers and counsel to the Initial Purchasers), so that as so amended or supplemented, the statements in the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Company agrees to notify the Initial Purchasers in writing to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Company to suspend use of the Offering Memorandum until the Company has amended or supplemented the Offering Memorandum to correct such misstatement or omission or to effect such compliance.

                    (d) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) under the Act) will solicit any offer to buy or offer or sell the Securities, the Exchange Notes or the Private Exchange Notes, if any, by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act), or by means of any directed selling efforts (as defined in Rule 902 under the Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S or in any manner involving a public offering within the meaning of Section 4(2) of the Act prior to the effectiveness of a registration statement with respect to the Securities, the Exchange Notes or the Private Exchange Notes, as applicable.

                    (e) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) under the Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

                    (f) The Company (A) will, so long as the Securities are outstanding, furnish to the Trustee on a timely basis, pursuant to the Indenture, whether or not the Company has a class of securities registered under the Exchange Act, (i) within 135 days of the end of each fiscal year, audited year-end consolidated financial statements of the Company (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required under Regulation S-X under the Act and the information described in Item 303 of Regulation S-K under the Act with respect to such period and (ii) within 60 days of the end of each fiscal quarter, unaudited quarterly consolidated financial statements of the Company (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required by Regulation S-X under the Act and the information described in Item 303 of Regulation S-K under the Act with respect to such period, and (B) will furnish to the Initial Purchasers copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or to the Trustee. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

                    (g) The Company will use its reasonable best efforts in cooperation with the Initial Purchasers to (i) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and (ii) permit the Units (and, following separation of the Units, the Notes and the Warrants) to be designated as PORTAL securities in accordance with the rules and regulations of the NASD.

                    (h) Prior to the Closing Time, the Company will furnish to each Initial Purchaser, if and as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements of the Company appearing in the Offering Memorandum which have been prepared in the ordinary course of business.

                    (i) The Company will arrange for the registration and qualification of the Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may designate in connection with the resale of the Securities as contemplated by this Agreement and the Offering Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided that in no event shall the Company be obligated to
         (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5(i), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Time then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company shall promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution, threatening or contemplation of any proceeding for such purpose.

                    (j) The Company will use the proceeds received from the Offering in the manner specified in the Offering Memorandum under the heading "Use of Proceeds."

                    (k) The Company will not, and will not permit any of its Affiliates (as defined in Rule 501(b) under the Act to, resell any Securities that have been acquired by any of them.

                    (l) Pursuant to the Escrow Agreement, the Company will deposit the Initial Escrow Amount into a collateral account, representing funds that together with the proceeds from the investment thereof will be sufficient to pay the first five interest payments on the Notes, and will take all actions necessary to pledge, assign and set over to the Trustee, for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture), and irrevocably grant to the Trustee for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture) a first priority perfected security interest in, all of its respective right, title and interest in such collateral account, all funds held therein and all other Collateral (as such term is defined in the Escrow Agreement) held by the Escrow Agent or on its behalf, in order to secure the obligations and indebtedness of the Company under the Indenture, the Escrow Agreement and the Notes.

                  SECTION 6. Payment of Expenses. (a) Whether or not any sale of the Securities is consummated, the Company agrees to pay and bear all costs and expenses incident to the performance of all of its obligations under this Agreement, including (i) the preparation and printing of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto and the cost of furnishing copies thereof to the Initial Purchasers,
(ii) the preparation, issuance, printing and distribution of the Securities, the Exchange Notes, the Private Exchange Notes, if any, and any survey of state securities or "blue sky" laws or legal investment memoranda, (iii) the delivery to the Initial Purchasers of the Securities, the Exchange Notes or the Private Exchange Notes, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under the applicable state securities or "blue sky" laws in accordance with the provisions of Section 5(i) hereof and any filing for review of the offering with the NASD, if required, including filing fees and reasonable fees and disbursements of counsel to the Initial Purchasers in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (vi) any fees charged by rating agencies for rating the Securities, the Exchange Notes and the Private Exchange Notes, if any, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (viii) all expenses (including travel expenses) of the Company and the Initial Purchasers in connection with any meetings with prospective investors in the Units and (ix) all expenses and listing fees in connection with the application for designation of the Notes as PORTAL securities and to permit the Securities, the Exchange Notes and the Private Exchange Notes, as applicable, to be eligible for clearance through The Depository Trust Company.

                  (b) If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by an Initial Pur-chaser in payment for the Units at the Closing Time, the Company agrees to reimburse the Initial Purchasers promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of their counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

                  SECTION 7. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Units are subject to the continued accuracy, as of the Closing Time, of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company and officers of the Company made in any certificate pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                 (a)(i) At the Closing Time, the Initial Purchasers shall have received the opinion of Morrison & Foerster LLP, counsel to the Company, dated as of the Closing Time, in the form set forth below and otherwise reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, to the effect that:

                           (1) The Company has been duly incorporated and is
                  validly existing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement and each of the other Operative Documents; to the best knowledge of such counsel the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                           (2) The authorized, issued and outstanding capital
                  stock of the Company is as set forth in the Offering Memorandum under the caption "Description of Capital Stock";

                           (3) Each of the Subsidiaries has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to the best knowledge of such counsel is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing individually or in the aggregate would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge and information, except as set forth in the Offering Memorandum under the caption "Business -- Verio Group Network," is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                           (4) The Company has the requisite corporate power and
                  authority to execute, deliver and perform its obligations under this Agreement, the Securities, the Exchange Notes, the Private Exchange Notes, the Indenture, the Warrant Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement; and each of this Agreement, the Securities, the Exchange Notes, the Private Exchange Notes, the Indenture, the Warrant Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement has been duly authorized by the Company;

                           (5) No consent, waiver, approval, authorization,
                  license, qualification or order of or filing or registration with any court or governmental or regulatory agency or body is required for the execution and delivery by the Company of this Agreement, the Indenture, the Warrant Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement or the Registration Rights Agreement or for the issue and sale of the Securities, the Exchange Notes or the Private Exchange Notes, if any, or the performance by the Company of its obligations under the Operative Documents, or for the consummation of any of the transactions contemplated hereby or thereby, except such as may be required (A) in connection with the registration under the Act of the Warrants and the Warrant Shares (including any filing with the NASD), (B) in connection with the registration under the Act of the Exchange Notes or the Private Exchange Notes, if any, under the Registration Rights Agreement, (C) in order to qualify the Indenture under the Trust Indenture Act and (D) by state securities or "blue sky" laws in connection with the purchase and distribution of the Units by the Initial Purchasers (as to which such counsel need express no opinion);

                           (6) The issuance, sale and delivery of the
                  Securities, the Exchange Notes and the Private Exchange Notes, if any, the execution, delivery and performance by the Company of this Agreement, the Indenture, the Warrant Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement (in each case assuming due authorization and execution by each party other than the Company), and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of the Company, (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any Material Contract identified in Schedule C hereto or (C) any law, statute, rule, or regulation or any order, decree or judgment known to such counsel to be applicable to the Company or any Subsidiary, of any court or governmental or regulatory agency or body or arbitrator known to such counsel to have jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets;

                           (7) The Purchase Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (8) The statements in the Offering Memorandum under
                  the headings "Summary The Offering," "Description of Capital Stock," "Description of the Units," "Description of the Notes," "Exchange Offer; Notes Registration Rights," "Description of the Warrants," and "Description of Common Stock Registration and Other Rights" insofar as such statements purport to summarize certain provisions of the Securities, the Exchange Notes, the Indenture, the Warrant Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement, provide a fair summary of such provisions of such agreements and instruments;

                           (9) The statements in the Offering Memorandum under
                  the caption "Certain Federal Income Tax Considerations" fairly and accurately summarize the material United States federal tax consequences of owning the Securities;

                           (10) Each of the Indenture, the Warrant Agreement,
                  the Escrow Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization and execution by each party thereto other than the Company) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) with respect to the Indenture, the Warrant Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement, the Enforceability Limitations, including the waiver contained in Section 5.15 of the Indenture and (b) with respect to the Escrow Agreement, the Common Stock Registration Rights Agreement and the Registration Rights Agreement, as to rights of indemnification and contribution, principles of public policy or federal or state securities laws relating thereto;

                           (11) Each of the Notes, when executed and
                  authenticated in accordance with the provisions of the Indenture and delivered and paid for in accordance with the terms of this Agreement, and the Exchange Notes and the Private Exchange Notes, if any, when executed, authenticated and delivered in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Limitations; each of the Warrants, executed by the Company and authenticated in accordance with the provisions of the Warrant Agreement and the Warrant Shares, when executed, authenticated and delivered in exchange for the Warrants in accordance with the terms thereof, will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by the Enforceability Limitations;

                           (12) The Warrant Shares have been duly reserved by
                  the Company for issuance upon exercise of the Warrants in sufficient number to cover the exercise of all of the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants has been duly and validly authorized, and the Warrant Shares, when paid for and delivered in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable, and no holder of any securities of the Company has preemptive or similar rights to purchase any Common Stock of the Company arising by operation of the General Corporation law of the State of Delaware or under the Certificate of Incorporation or By-laws of the Company or under any Material Contract set forth in Schedule C hereto, in any such case that are applicable to the Warrants or the Warrant Shares;

                           (13) The Escrow Agreement creates a valid security
                  interest in favor of the Trustee in all right, title and interest of the Company in and to the Escrow Account and the Collateral (such counsel need not express an opinion as to the perfection or priority of the security interest in the Collateral created by the Escrow Agreement);

                           (14) To the knowledge of such counsel, other than as
                  described in the Offering Memorandum, no legal, regulatory or governmental proceedings are pending to which the Company is a party or to which the property or assets of the Company are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, could have a material adverse effect on the power or ability of the Company to perform its obligations under the Operative Documents or to consummate the transactions contemplated thereby or by the Offering Memorandum and to the knowledge of such counsel, no such material proceedings have been threatened against the Company or with respect to any of its respective assets or properties;

                           (15) Assuming (a) the accuracy of, and compliance
                  with, the representations, warranties and covenants of the Company in subsections 1(iii) and 1(iv) of the Purchase Agreement, (b) the accuracy of, and compliance with, the representations, warranties and covenants of the Initial Purchasers in Section 4 of the Purchase Agreement, (c) the accuracy of the representations and warranties of each of the purchasers to whom the Initial Purchasers initially resell the Securities as specified in the Accredited Investor Letter, (d) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum and (e) receipt by the purchasers to whom the Initial Purchasers initially resell the Securities of a copy of the Offering Memorandum prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Securities or in connection with the initial resale of such Securities in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Securities;

                           (16) None of the Company nor any of the Subsidiaries
                  is an "investment company" or a company "controlled by" or required to register as an investment company as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;

                           (17) When the Units are issued and delivered pursuant
                  to this Agreement, such Units will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and

                           (18) Neither the consummation of the transactions
                  contemplated hereby nor the sale, issuance, execution or delivery of the Units will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  In addition such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Offering Memorandum and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except and only to the extent set forth in subclauses (8) and (9) above), on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial data set forth or referred to in the Offering Memorandum).

                  In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the States of Colorado and New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

                  References to the Offering Memorandum in this subsection
         (a)(i) include any supplements thereto at or prior to the Closing Time.

                  (ii) At the Closing Time, the Initial Purchasers shall have received the opinion of Carla Hamre Donelson, Esq., General Counsel to the Company, dated as of the Closing Time, in the form set forth below and otherwise reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, to the effect that:

                           (1) To the knowledge of such counsel, other than as
                  described in the Offering Memorandum, no legal, regulatory or governmental proceedings are pending to which the Subsidiaries is a party or to which the property or assets of the Subsidiaries are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, could have a material adverse effect on the power or ability of the Company to perform its obligations under the Operative Documents or to consummate the transactions contemplated thereby or by the Offering Memorandum and to the knowledge of such counsel, no such material proceedings have been threatened against the Subsidiaries or with respect to any of their respective assets or properties; and

                           (2) None of the Company or the Subsidiaries is in
                  violation of its respective Organizational Documents; to the knowledge of such counsel, no default by the Company or any of the Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Material Contract which could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, none of the Company nor the Subsidiaries is in breach or violation of any law, statute, rule or regulation, or any judgment, decree or order of any governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets such that any such breach or violation could reasonably be expected to have a Material Adverse Effect.

                  In addition such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Offering Memorandum and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial data set forth or referred to in the Offering Memorandum).

                  In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of Colorado and (B) may rely, as to matters of fact, to the extent she deems proper on representations or certificates of responsible officers of the Company and certificates of public officials.

                  References to the Offering Memorandum in this subsection
         (a)(ii) include any supplements thereto at or prior to the Closing
         Time.

                    (b) The Initial Purchasers shall have received the opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain matters set forth in clauses (8), (10) (assuming the due authorization, execution and delivery of each of the Indenture, Warrant Agreement, Escrow Agreement, Common Stock Registration Rights Agreement and Registra-tion Rights Agreement by each party thereto), (11) and (15) of subsection (a) of this Section 7.

                  In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

                  In addition, such counsel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent accountants for the Company at which conferences the contents of the Offering Memorandum and related matters were discussed, and although such counsel has not verified and does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum, at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of the Company and its subsidiaries set forth or referred to in the Offering Memorandum).

                    (c) The following conditions contained in clauses (i) and
         (ii) of this subsection (c) shall have been satisfied at and as of the Closing Time and the Company shall have furnished to the Initial Purchasers a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the Closing Time, to the effect that the signers of such certificate have carefully examined the

         Offering Memorandum, any amendment or supplement to the Offering Memorandum, and this Agreement and that:

                            (i) the representations and warranties of the
                  Company in this Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied in all material respects at or prior to the Closing Time; and

                           (ii) since the date of the most recent financial
                  statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, whether or not arising in the ordinary course of business. As used in this subparagraph, the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Securities.

                    (d) At the time that this Agreement is signed and at the Closing Time, KPMG Peat Marwick LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to financial statements and certain financial information contained in the Offering Memorandum, in form and substance satisfactory to counsel for the Initial Purchasers.

                    (e) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries the effect of which is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the purchase and the delivery of the Units as contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

                    (f) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

                    (g) The Company and the Trustee shall have entered into the Indenture.

                    (h) The Company and the Warrant Agent shall have entered into the Warrant Agreement.

                    (i) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement.

                    (j) The Company, the Trustee and the Escrow Agent shall have entered into the Escrow Agreement.

                    (k) The Company and the Initial Purchasers shall have entered into the Common Stock Registration Rights Agreement.

                    (l) Brooks Fiber Properties, Inc. shall have purchased 50,000 Units as provided in the Offering Memorandum under the caption "Plan of Distribution."

                    (m) Brooks Fiber Properties, Inc. shall have agreed in writing, to the satisfaction of Merrill Lynch, not to, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of any Securities or Exchange Notes (other than in connection with the exchange of Notes for Exchange Notes provided for in the Registration Rights Agreement).

                  If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 6. Notwithstanding any such termination, the provisions of Sections 8, 9, 13 and 16 shall remain in effect.

Notice of such cancellation shall be given to the Company in writing or by telephone, facsimile transmission or telegraph confirmed in writing. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchasers and counsel for the Initial Purchasers shall reasonably request.

                  SECTION 8.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, their respective affiliates, and each person, if any, who controls any Initial Purchaser or their respective affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and their respective directors, officers, employees and agents, as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Sections 8(c) and 8(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of one counsel chosen by Merrill Lynch (in addition to any local counsel)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto).

                  The foregoing indemnity with respect to any untrue statement contained in or any omission from the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or any Affiliate or person who controls such Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act) from whom the person asserting such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Final Offering Memorandum (or any amendment or supplement thereto), if the Company shall have previously furnished copies thereof to the Initial Purchaser in accordance with this Agreement, at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or the omission from the Preliminary Offering Memorandum was corrected in the Final Offering Memorandum (or any amendment or supplement thereto).

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or Final Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Preliminary Offering Memorandum or Final Offering Memorandum (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnify-ing party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, one counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and the offer and sale of any Securities and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as to which such indemnified party is liable pursuant to Section 8(a), (b) or (c), as the case may be, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Units.

                  The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by it were offered to subsequent purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 9, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each executive officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Units set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 10. Representations, Warranties and Agreements To Survive Delivery. All representations, warranties, indemnities, agreements and other statements of the Company and its officers and of the Initial Purchasers contained in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery and payment for the Units to the Initial Purchasers.

                  SECTION 11.  Termination of Agreement.

                  (a) Termination: General. (a) The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum and on or prior to the Closing Time, any Material Adverse Change with respect to the Company and the Subsidiaries, taken as a whole and whether or not arising in the ordinary course of business, or (ii) since the date of this Agreement and on or prior to the Closing Time, (A) there has occurred any outbreak of hostilities or escalation of existing hostilities or other national or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of any Initial Purchaser, impracticable to market the Units or to enforce contracts for the sale of the Units, or (B) trading in any securities of the Company has been suspended or limited by the Commission or trading generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities generally have been required, by any such exchange or by order of the Commission, the NASD or any other governmental authority or (C) a general banking moratorium has been declared by either Federal or New York authorities. As used in this Section 11(a), the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Units.

                  (b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, provided that Sections 1, 8, 9, 13 and 16 shall survive such termination and remain in full force and effect.

                  (c) This Agreement may also terminate pursuant to the provisions of Section 7, with the effect stated in such Section.

                  SECTION 12. Default by One of the Initial Purchasers. If one of the Initial Purchasers shall fail at the Closing Time to purchase the Units which it is obligated to purchase under this Agreement (the "Defaulted Units"), the other Initial Purchasers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for the nondefaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the other Initial Purchasers shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any nondefaulting Initial Purchaser.

                  No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangement.

                  SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1305, attention: Robert Kramer, Managing Director; and notices to the Company shall be directed to Verio Inc., 9250 East Costilla Avenue, Suite 400, Englewood, Colorado 80112, attention:
Carla Hamre Donelson, Esq., with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0012, attention: Ira Greenstein, Esq.

                  SECTION 14. Information Supplied by the Initial Purchasers. The statements set forth in the first two sentences of the last paragraph on the front cover page and in the table and in the fifth paragraph under the heading "Plan of Distribution" in the Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 1 and 8 hereof.

                  SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and its successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, their respective affiliates and the Company and its successors and legal representatives and the controlling persons and officers, directors, employees and agents referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under, by virtue of or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers their respective affiliates and the Company and its successors and legal representatives, and said controlling persons and officers, directors, employees and agents and their heirs and legal representatives, and said controlling persons and officers, directors, employees and agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 16. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. Specified times of day refer to New York time.

                  SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, when each party has executed a counterpart, all such counterparts taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and between the Initial Purchasers and the Company in accordance with its terms.

                                   Very truly yours,

                                   VERIO INC.



                                   By:  /s/ Carla Hamre Donelson
                                        ------------------------------------
                                        Name:  Carla Hamre Donelson
                                        Title: Vice President,
                                               General Counsel and Secretary

Confirmed and accepted as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated


LAZARD FRERES & CO. LLC



By:  Merrill Lynch, Pierce,
       Fenner & Smith Incorporated


By: /s/ M. Becker
    ----------------------------
    Name:  M. Becker
    Title: Vice President